Filed Pursuant to Rule 433

Registration Statement No. 333-209123

Molson Coors Brewing Company

Pricing Term Sheet

$500,000,000 1.450% Senior Notes due 2019

Issuer:	Molson Coors Brewing Company (the “Issuer”)

Trade Date:	June 28, 2016

Settlement Date:	T+6, July 7, 2016

Expected Ratings*:	Baa3 (Moody’s) / BBB- (S&P)

Security:	1.450% Senior Notes due 2019

Principal Amount:	$500,000,000

Maturity Date:	July 15, 2019

Coupon:	1.450%

Benchmark Treasury:	0.875% due June 15, 2019

Benchmark Treasury Price and Yield:	100-14 3/4 ; 0.717%

Spread to Benchmark Treasury:	+75 bps

Yield to Maturity:	1.467%

Public Offering Price:	99.950%

Interest Payment Dates:	January 15 and July 15 of each year, commencing on January 15, 2017

Redemption Provisions:

Make-Whole Call:	At any time and from time to time in whole or in part, at a discount rate equal to the applicable Treasury Rate plus 15 bps

Special Mandatory Redemption:

The notes will be redeemed in whole at a special mandatory redemption price equal to 101% of the aggregate principal amount of notes, plus accrued and unpaid interest on the principal amount of the notes to, but excluding the Special Mandatory Redemption Date, if (i) the closing of the Acquisition has not occurred on or prior to November 11, 2016 (or if, pursuant to Purchase Agreement, the Termination Date is automatically extended, the date (not later than 18 months after November 11, 2015) to which the Termination Date is so extended), or (ii) if, prior to such date, the Issuer notifies the Trustee in writing that it will not pursue the Acquisition.

CUSIP/ISIN:	60871R AE0 / US60871RAE09

Joint Book-Running Managers:	Merrill Lynch, Pierce, Fenner & Smith
Incorporated
Citigroup Global Markets Inc. UBS Securities LLC BMO Capital Markets Corp. Mitsubishi UFJ Securities (USA), Inc.

RBC Capital Markets, LLC Wells Fargo Securities, LLC

Co-Managers:	Lloyds Securities Inc. The Williams Capital Group, L.P.

Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Issuer’s preliminary prospectus supplement, dated June 28, 2016, to the Issuer’s base prospectus, dated January 26, 2016 (collectively, the “prospectus”).

It is expected that delivery of the notes will be made against payment therefor on or about July 7, 2016, which is the sixth business day following the date hereof (such settlement cycle being referred to as “T+6”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in three business days unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes on the date of pricing or the next two succeeding business days will be required, by virtue of the fact that the notes initially will settle in T+6, to specify an alternative settlement cycle at the time of any such trade to prevent failed settlement. Purchasers of the notes who wish to trade the notes on the date of pricing or the next two succeeding business days should consult their own advisors.

*Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The Issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Issuer has filed with the SEC for more complete information about the Issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Merrill Lynch, Pierce, Fenner & Smith Incorporated toll-free at 1-800-294-1322, Citigroup Global Markets Inc. toll-free at 1-800-831-9146 or UBS Securities LLC toll-free at 1-888-827-7275.

Any disclaimers or other notices that may appear below are not applicable to this communication and should be disregarded. Such disclaimers or other notices were automatically generated as a result of this communication being sent via Bloomberg or another email system.

Molson Coors Brewing Company

Pricing Term Sheet

$1,000,000,000 2.100% Senior Notes due 2021

Issuer:	Molson Coors Brewing Company (the “Issuer”)

Trade Date:	June 28, 2016

Settlement Date:	T+6, July 7, 2016

Expected Ratings*:	Baa3 (Moody’s) / BBB- (S&P)

Security:	2.100% Senior Notes due 2021

Principal Amount:	$1,000,000,000

Maturity Date:	July 15, 2021

Coupon:	2.100%

Benchmark Treasury:	1.125% due June 30, 2021

Benchmark Treasury Price and Yield:	100-18 1/4 ; 1.008%

Spread to Benchmark Treasury:	+110 bps

Yield to Maturity:	2.108%

Public Offering Price:	99.962%

Interest Payment Dates:	January 15 and July 15 of each year, commencing on January 15, 2017

Redemption Provisions:

Make-Whole Call:	Prior to June 15, 2021, at any time and from time to time in whole or in part, at a discount rate equal to the applicable Treasury Rate plus 20 bps

Par Call:	At any time on or after June 15, 2021

Special Mandatory Redemption:

The notes will be redeemed in whole at a special mandatory redemption price equal to 101% of the aggregate principal amount of notes, plus accrued and unpaid interest on the principal amount of the notes to, but excluding the Special Mandatory Redemption Date, if (i) the closing of the Acquisition has not occurred on or prior to November 11, 2016 (or if, pursuant to Purchase Agreement, the Termination Date is automatically extended, the date (not later than 18 months after November 11, 2015) to which the Termination Date is so extended), or (ii) if, prior to such date, the Issuer notifies the Trustee in writing that it will not pursue the Acquisition.

CUSIP/ISIN:	60871R AF7 / US60871RAF73

Joint Book-Running Managers:	Merrill Lynch, Pierce, Fenner & Smith
Incorporated
Citigroup Global Markets Inc. UBS Securities LLC BMO Capital Markets Corp.

Mitsubishi UFJ Securities (USA), Inc. RBC Capital Markets, LLC Wells Fargo Securities, LLC

Co-Managers:	Lloyds Securities Inc. The Williams Capital Group, L.P.

Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Issuer’s preliminary prospectus supplement, dated June 28, 2016, to the Issuer’s base prospectus, dated January 26, 2016 (collectively, the “prospectus”).

It is expected that delivery of the notes will be made against payment therefor on or about July 7, 2016, which is the sixth business day following the date hereof (such settlement cycle being referred to as “T+6”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in three business days unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes on the date of pricing or the next two succeeding business days will be required, by virtue of the fact that the notes initially will settle in T+6, to specify an alternative settlement cycle at the time of any such trade to prevent failed settlement. Purchasers of the notes who wish to trade the notes on the date of pricing or the next two succeeding business days should consult their own advisors.

*Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The Issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Issuer has filed with the SEC for more complete information about the Issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Merrill Lynch, Pierce, Fenner & Smith Incorporated toll-free at 1-800-294-1322, Citigroup Global Markets Inc. toll-free at 1-800-831-9146 or UBS Securities LLC toll-free at 1-888-827-7275.

Any disclaimers or other notices that may appear below are not applicable to this communication and should be disregarded. Such disclaimers or other notices were automatically generated as a result of this communication being sent via Bloomberg or another email system.

Molson Coors Brewing Company

Pricing Term Sheet

$2,000,000,000 3.000% Senior Notes due 2026

Issuer:	Molson Coors Brewing Company (the “Issuer”)

Trade Date:	June 28, 2016

Settlement Date:	T+6, July 7, 2016

Expected Ratings*:	Baa3 (Moody’s) / BBB- (S&P)

Security:	3.000% Senior Notes due 2026

Principal Amount:	$2,000,000,000

Maturity Date:	July 15, 2026

Coupon:	3.000%

Benchmark Treasury:	1.625% due May 15, 2026

Benchmark Treasury Price and Yield:	101-14 ; 1.468%

Spread to Benchmark Treasury:	+155 bps

Yield to Maturity:	3.018%

Public Offering Price:	99.845%

Interest Payment Dates:	January 15 and July 15 of each year, commencing on January 15, 2017

Redemption Provisions:

Make-Whole Call:	Prior to April 15, 2026, at any time and from time to time in whole or in part, at a discount rate equal to the applicable Treasury Rate plus 25 bps

Par Call:	At any time on or after April 15, 2026

Special Mandatory Redemption:

The notes will be redeemed in whole at a special mandatory redemption price equal to 101% of the aggregate principal amount of notes, plus accrued and unpaid interest on the principal amount of the notes to, but excluding the Special Mandatory Redemption Date, if (i) the closing of the Acquisition has not occurred on or prior to November 11, 2016 (or if, pursuant to Purchase Agreement, the Termination Date is automatically extended, the date (not later than 18 months after November 11, 2015) to which the Termination Date is so extended), or (ii) if, prior to such date, the Issuer notifies the Trustee in writing that it will not pursue the Acquisition.

CUSIP/ISIN:	60871R AG5 / US60871RAG56

Joint Book-Running Managers:	Merrill Lynch, Pierce, Fenner & Smith Incorporated Citigroup Global Markets Inc. UBS Securities LLC BMO Capital Markets Corp.

Mitsubishi UFJ Securities (USA), Inc. RBC Capital Markets, LLC Wells Fargo Securities, LLC

Co-Managers:	Lloyds Securities Inc. The Williams Capital Group, L.P.

Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Issuer’s preliminary prospectus supplement, dated June 28, 2016, to the Issuer’s base prospectus, dated January 26, 2016 (collectively, the “prospectus”).

It is expected that delivery of the notes will be made against payment therefor on or about July 7, 2016, which is the sixth business day following the date hereof (such settlement cycle being referred to as “T+6”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in three business days unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes on the date of pricing or the next two succeeding business days will be required, by virtue of the fact that the notes initially will settle in T+6, to specify an alternative settlement cycle at the time of any such trade to prevent failed settlement. Purchasers of the notes who wish to trade the notes on the date of pricing or the next two succeeding business days should consult their own advisors.

*Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The Issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Issuer has filed with the SEC for more complete information about the Issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Merrill Lynch, Pierce, Fenner & Smith Incorporated toll-free at 1-800-294-1322, Citigroup Global Markets Inc. toll-free at 1-800-831-9146 or UBS Securities LLC toll-free at 1-888-827-7275.

Any disclaimers or other notices that may appear below are not applicable to this communication and should be disregarded. Such disclaimers or other notices were automatically generated as a result of this communication being sent via Bloomberg or another email system.

Molson Coors Brewing Company

Pricing Term Sheet

$1,800,000,000 4.200% Senior Notes due 2046

Issuer:	Molson Coors Brewing Company (the “Issuer”)

Trade Date:	June 28, 2016

Settlement Date:	T+6, July 7, 2016

Expected Ratings*:	Baa3 (Moody’s) / BBB- (S&P)

Security:	4.200% Senior Notes due 2046

Principal Amount:	$1,800,000,000

Maturity Date:	July 15, 2046

Coupon:	4.200%

Benchmark Treasury:	2.500% due February 15, 2046

Benchmark Treasury Price and Yield:	104-17+ ; 2.288%

Spread to Benchmark Treasury:	+195 bps

Yield to Maturity:	4.238%

Public Offering Price:	99.357%

Interest Payment Dates:	January 15 and July 15 of each year, commencing on January 15, 2017

Redemption Provisions:

Make-Whole Call:	Prior to January 15, 2046, at any time and from time to time in whole or in part, at a discount rate equal to the applicable Treasury Rate plus 30 bps

Par Call:	At any time on or after January 15, 2046

Special Mandatory Redemption:

The notes will be redeemed in whole at a special mandatory redemption price equal to 101% of the aggregate principal amount of notes, plus accrued and unpaid interest on the principal amount of the notes to, but excluding the Special Mandatory Redemption Date, if (i) the closing of the Acquisition has not occurred on or prior to November 11, 2016 (or if, pursuant to Purchase Agreement, the Termination Date is automatically extended, the date (not later than 18 months after November 11, 2015) to which the Termination Date is so extended), or (ii) if, prior to such date, the Issuer notifies the Trustee in writing that it will not pursue the Acquisition.

CUSIP/ISIN:	60871R AH3 / US60871RAH30

Joint Book-Running Managers:	Merrill Lynch, Pierce, Fenner & Smith Incorporated Citigroup Global Markets Inc. UBS Securities LLC BMO Capital Markets Corp.

Mitsubishi UFJ Securities (USA), Inc. RBC Capital Markets, LLC Wells Fargo Securities, LLC

Co-Managers:	Lloyds Securities Inc. The Williams Capital Group, L.P.

Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Issuer’s preliminary prospectus supplement, dated June 28, 2016, to the Issuer’s base prospectus, dated January 26, 2016 (collectively, the “prospectus”).

It is expected that delivery of the notes will be made against payment therefor on or about July 7, 2016, which is the sixth business day following the date hereof (such settlement cycle being referred to as “T+6”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in three business days unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes on the date of pricing or the next two succeeding business days will be required, by virtue of the fact that the notes initially will settle in T+6, to specify an alternative settlement cycle at the time of any such trade to prevent failed settlement. Purchasers of the notes who wish to trade the notes on the date of pricing or the next two succeeding business days should consult their own advisors.

*Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The Issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Issuer has filed with the SEC for more complete information about the Issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Merrill Lynch, Pierce, Fenner & Smith Incorporated toll-free at 1-800-294-1322, Citigroup Global Markets Inc. toll-free at 1-800-831-9146 or UBS Securities LLC toll-free at 1-888-827-7275.

Any disclaimers or other notices that may appear below are not applicable to this communication and should be disregarded. Such disclaimers or other notices were automatically generated as a result of this communication being sent via Bloomberg or another email system.